Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Manchester, CT 06042-2378	www.lydall.com

NewsRelease

LYDALL ANNOUNCES FOURTH QUARTER 2020 RESULTS;
STRONG SPECIALTY FILTRATION DEMAND DRIVES SIGNIFICANT GROSS MARGIN EXPANSION; NEW FINE FIBER MELTBLOWN PRODUCTION LINE DOUBLES DOMESTIC CAPACITY IN EARLY 2021

FINANCIAL HIGHLIGHTS* - Q4 2020

•Net sales of $210.3 million, up 8.8% compared to prior year on strong specialty filtration sales growth and automotive demand; up 8.9% net of FX and tooling sales
•Gross margin of 19.0%, up 440 bps; Adjusted gross margin of 19.1%, up 400 bps
•Net Income of $0.3 million or $0.01 per diluted share compared to loss per share of ($4.07) in Q4-2019; Adjusted earnings per diluted share of $0.07 compared to adjusted loss per share of ($0.17)
•EBITDA of $15.0 million or 7.2% of sales; Adjusted EBITDA up 42% to $17.7 million, or 8.4% of sales
•Total debt net of cash of $168.3 million, compared to $221.3 million at December 31, 2019; net debt leverage ratio of 2.5x

*Reconciliations of the Non-GAAP financial measures to Lydall’s GAAP financial results are included at the end of this release. See also “Use of Non-GAAP Financial Measures” below.

MANCHESTER, CT - FEBRUARY 23, 2021 - LYDALL, INC. (NYSE: LDL) today announced financial results for the fourth quarter ended December 31, 2020.

“Lydall’s solid financial results in the fourth quarter validate the tenets of our recently announced strategy and the strength of our attractive product portfolio. Adjusted EBITDA grew over 40% from the same period last year and strong cash flow enabled us to fund organic investments in the business while accelerating debt paydown” said Sara A. Greenstein, President and Chief Executive Officer.

“Strong demand continued for Performance Materials (“PM”) specialty filtration products, and we saw a sharp recovery in sealing products,” commented Ms. Greenstein. PM specialty filtration sales grew 51% or $11.3 million, including $5.0 million of one-time purchases related to a previously announced facility closure; sealing and advanced solutions sales grew by 17.9%. Ms. Greenstein added, “In late December we successfully commissioned a new fine fiber meltblown production line in Rochester, New Hampshire and reached full capacity in January. Additional capacity at Rochester and St. Rivalain, France is on schedule for production in early third quarter. All of these projects are expected to be strong profitable growth contributors in 2021."

Parts sales in the Thermal Acoustical Solutions (“TAS”) segment grew 9.4% compared to last year, and 4.1% compared to the third quarter of 2020.

While the Technical Nonwovens (“TNW”) segment saw a sales decline of 4.1%, adjusted EBITDA margin remained consistent at 11.8%, down only 20 basis points from prior year. Ms. Greenstein concluded, “The TNW business has done a great job throughout 2020 delivering consistent levels of profitability throughout a very dynamic and challenging market environment.”

Q4 2020 Consolidated Results

Net sales of $210.3 million increased by $17.0 million, or 8.8% compared to the fourth quarter of 2019. Net of foreign exchange and tooling, consolidated sales were up 8.9%, led by 28.3% growth in PM on strong specialty filtration and sealing volumes, and 6.0% growth in TAS on robust automotive demand, partially offset by softer demand in the TNW segment.

Operating income of $4.5 million was up $73.0 million dollars from the fourth quarter 2019, which included impairment charges of $64.2 million.

Consolidated adjusted EBITDA of $17.7 million was up sharply from $12.4 million dollars reported in the fourth quarter of 2019. Adjusted EBITDA margin of 8.4% expanded 200 basis points from prior year. This was led by strong margin gains in PM which delivered adjusted EBITDA margin of 25.5%, up 500 basis points sequentially from third quarter driven by high margin one-time buys of membrane-based filtration media from our Netherlands facility that will be closed in 2021.

Randall B. Gonzales, Chief Financial Officer, commented, “PM continues to drive very strong operating results, and we anticipate further margin expansion in 2021, excluding the one-time purchases, as additional meltblown capacity comes online throughout the year.” Adjusted EBITDA margin of 2.3% in TAS was unfavorably impacted by higher absenteeism in the North America TAS operation related to COVID-19, which resulted in the need for higher cost temporary workforce solutions to meet the elevated customer demand. Mr. Gonzales concluded, “Lydall’s fourth quarter results provide strong momentum into 2021 as we execute our strategy, expand EBITDA margins, drive healthy cash flow, and improve return on invested capital.”

Liquidity

Net cash provided by operations for the full year 2020 was $74.2 million, driving a cash balance of $102.2 million at December 31, 2020. Mr. Gonzales concluded, "Our disciplined focus on cash flow and pragmatic approach to liquidity throughout 2020 has given Lydall the flexibility to navigate unprecedented impacts of the pandemic while investing strategically in fine fiber meltblown capacity to address the sustained demand in the specialty filtration market." At December 31, 2020, the Company’s total debt, net of cash was $168.3 million, down $53.0 million from 2019 ending balance, resulting in a net debt leverage ratio of 2.5, an improvement of 0.3 turns.

Outlook

“In December we communicated our strategy to deliver sustained shareholder value and our fourth quarter results represent the focus and commitment Lydall has to executing on this vision. Over the course of 2020 we navigated a global pandemic, a shutdown of global automotive production, ongoing supply chain disruptions, uncertain economic and political environments, and have emerged a stronger and more agile company. We will continue to execute to ensure we achieve the objectives outlined in our strategy by efficiently deploying capital to profitably grow in specialty filtration and advanced materials solutions."

Ms. Greenstein concluded, "We anticipate continued healthy demand and order activity across all three segments as the end markets we serve recover from a tumultuous 2020. Additionally, elevated demand for specialty filtration solutions are expected to continue beyond 2021 as the structural shift towards better indoor and outdoor air quality drives further demand for these products."

Conference Call

Lydall will host a conference call on February 24, 2021 at 10:00 a.m. Eastern Time to discuss results for its fourth quarter ended December 31, 2020 as well as general matters related to its businesses and markets. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. In addition, the audio of the call will be webcast live and will be available for replay on the Company's website at www.lydall.com in the Investor Relations Section. A recording of the call will be available from 12:00 p.m. Eastern Time on February 24, 2021 through 11:59 p.m. Eastern Time on March 3, 2021 at (877) 344-7529, from within the U.S., or (412) 317-0088, internationally, access code 10152279. Additional information, including a presentation outlining key financial data supporting the conference call, can be found on the Company’s website www.lydall.com under the Investors Relations’ section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including organic sales, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted earnings per share, consolidated and segment EBITDA and adjusted EBITDA. The attached financial tables address the non-GAAP measures used in this press release and reconcile non-GAAP measures to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures helps investors gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Adjusted segment EBITDA is used as a basis to internally evaluate the financial performance of the Company's segments because the Company believes it reflects current core operating performance and provides an indicator of the segment's ability to generate cash. Non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements about the outlook for 2021, the expected impact of the coronavirus pandemic (COVID-19) on the Company's businesses, and optimizing profit and cash flow generation may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, disruptions in the Company's businesses from the coronavirus pandemic (COVID-19), foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2020.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Headquartered in Manchester, Connecticut with global manufacturing operations, Lydall delivers value-added engineered materials and specialty filtration solutions that promote a cleaner, quieter and safer world. We partner with our customers to develop bespoke, high-performing and efficient solutions that are adaptable and scalable to meet their needs. Lydall is a New York Stock Exchange-listed company. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

For further information:
Media:	Investors:
Danielle Orsino	Brendan Moynihan
Vice President, Investor Relations
Telephone 949-365-6609	Telephone 860-646-1233
Facsimile 860-646-4917
danielle@dynamisadvisors.com	info@lydall.com
www.lydall.com
-More-

Summary of Operations
In thousands except per share data
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net sales	$210,269	$193,288	$764,041	$837,398
Cost of sales	170,310	165,035	619,166	684,978
Gross profit	39,959	28,253	144,875	152,420

Selling, product development and administrative expenses	34,510	32,372	129,928	126,272
Impairment of goodwill and other long-lived assets	—	64,206	61,109	64,206
Restructuring expenses	919	176	15,903	767
Operating income (loss)	4,530	(68,501)	(62,065)	(38,825)

Employee benefit plans settlement (income) expenses	—	(454)	385	25,247
Interest expense	4,109	3,237	15,979	14,262
Other expense (income), net	2,060	102	2,166	(1,257)
Loss before income taxes	(1,639)	(71,386)	(80,595)	(77,077)

Income tax benefit	(1,889)	(897)	(6,833)	(6,416)
Income from equity method investment	(13)	(28)	(37)	(148)
Net income (loss)	$263	$(70,461)	$(73,725)	$(70,513)

Earnings (loss) per share:
Basic	$0.02	$(4.07)	$(4.24)	$(4.08)
Diluted	$0.01	$(4.07)	$(4.24)	$(4.08)

Weighted average number of common shares outstanding	17,426	17,293	17,379	17,271
Weighted average number of common shares and equivalents outstanding	17,570	17,293	17,379	17,271

Summary of Segment Information
and Corporate Office Expenses
In thousands
(Unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019 (7)	2020	2019 (7)
Net Sales
Performance Materials Segment (1)	$73,135	$55,798	$264,645	$245,480
Technical Nonwovens Segment (1),(2)	54,421	56,750	222,340	255,346
Thermal Acoustical Solutions	88,075	86,066	294,807	361,577
Eliminations and Other (1)	(5,362)	(5,326)	(17,751)	(25,005)
Consolidated Net Sales	$210,269	$193,288	$764,041	$837,398

Operating Income
Performance Materials Segment (3)	$12,213	$(65,278)	$(46,044)	$(59,804)
Technical Nonwovens Segment (2),(4)	3,041	3,152	18,599	22,895
Thermal Acoustical Solutions (5)	(1,388)	1,720	(871)	23,590
Corporate Office Expenses (6)	(9,336)	(8,095)	(33,749)	(25,506)
Consolidated Operating Income (Loss)	$4,530	$(68,501)	$(62,065)	$(38,825)

(1)Included in the Performance Materials Segment, Technical Nonwovens Segment and Eliminations and Other are the following:
•Performance Materials segment intercompany sales of $1.2 million and $0.9 million to the Thermal Acoustical Solutions segment for the three-months ended December 31, 2020 and 2019, respectively.
•Performance Materials segment intercompany sales of $3.3 million and $4.0 million to the Thermal Acoustical Solutions segment for the twelve-months ended December 31, 2020 and 2019, respectively.
•Technical Nonwovens segment intercompany sales of $4.2 million and $4.4 million to the Thermal Acoustical Solutions segment for the three-months ended December 31, 2020 and 2019, respectively.
•Technical Nonwovens segment intercompany sales of 14.5 million and 21.0 million to the Thermal Acoustical Solutions segment for the twelve-months ended December 31, 2020 and 2019, respectively.

(2)The Technical Nonwovens segment reports the results of Geosol through the date of disposition of May 9, 2019.

(3)Included in the Performance Materials segment is the following:
•$64.2 million of impairment charges related to goodwill and other long-lived assets for the three-month periods ended December 31, 2019.
•$61.1 million and $64.2 million of impairment charges related to goodwill and other long-lived assets for the twelve-month period ended December 31, 2020 and 2019, respectively.
•$0.7 million and $15.5 million restructuring charges for the three and twelve-month periods ending December 31, 2020.
•$3.9 million and $4.1 million of intangible assets amortization for the three-month periods ended December 31, 2020 and 2019, respectively.
•$15.8 million and $16.2 million of intangible assets amortization for the twelve-month periods ended December 31, 2020 and 2019, respectively.

(4)Included in the Technical Nonwovens segment is the following:
•$1.2 million and $1.3 million of intangible assets amortization for the three-months ended December 31, 2020 and 2019, respectively.
•$4.8 million and $5.1 million of intangible assets amortization for the twelve-month periods ended December 31, 2020 and 2019, respectively.

•$0.2 million and $0.8 million restructuring charges for the three and twelve-month periods ending December 31, 2019.

(5)Included in the Thermal Acoustical Solutions segment is $0.3 million and $0.5 million of reduction-in-force costs for the three and twelve-month periods ended December 31, 2020.

(6)Included in the Corporate Office Expenses are the following:
•$2.3 million in CEO transition expenses for the three and twelve-month periods ended December 31, 2019.
•$0.2 million in corporate strategic initiatives for the three-month period ended December 31, 2019.
•$3.1 million and $1.5 million in corporate strategic initiatives for the twelve-month periods ended December 31, 2020 and 2019, respectively.
•$0.2 million and $0.4 million restructuring charges for the three and twelve-month periods ending December 31, 2020.

(7)Included in the operating results across all segments is a total of $1.9 million of reduction-in-force severance expenses for the three and twelve-month periods ended December 31, 2019.

Financial Position
In thousands except ratio data
(Unaudited)
	December 31, 2020	December 31, 2019

Cash and cash equivalents	$102,176	$51,331
Working capital	$161,763	$153,739
Total debt	$270,438	$272,641
Stockholders' equity	$257,696	$318,420
Total capitalization	$528,134	$591,061
Total debt to total capitalization	51.2%	46.1%

Cash Flows
In thousands	For the Three Months Ended		For the Twelve Months Ended
(Unaudited)	December 31,		December 31,
	2020	2019	2020	2019

Net cash (used for) provided by operating activities	$(446)	$23,898	$74,167	$86,862
Net cash used for investing activities	$(11,364)	$(8,613)	$(27,633)	$(32,385)
Net cash used for financing activities	$(10,803)	$(13,697)	$(95)	$(51,927)
Depreciation and amortization	$12,638	$12,318	$54,987	$49,000
Capital expenditures	$(12,909)	$(8,614)	$(33,449)	$(35,850)

Common Stock Data
	For the Three Months Ended December 31,
	2020	2019

High	$33.47	$25.84
Low	$16.10	$17.93
Close	$30.03	$20.52
During the fourth quarter of 2020, 7,610,941 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Non-GAAP Measures
In thousands except ratio and per share data
(Unaudited)

The following tables address the non-GAAP measures used in this press release and reconcile the non-GAAP measures to the most directly comparable GAAP measures:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
In thousands	2020	2019	2020	2019

Net sales	$210,269	$193,288	$764,041	$837,398
Net sales, adjusted	$210,269	$193,288	$764,041	$837,398

Gross profit, as reported	$39,959	$28,253	$144,875	$152,420
Reduction-in-force severance expenses	102	987	229	987
Gross profit, adjusted	$40,061	$29,240	$145,104	$153,407

Gross margin, as reported	19.0%	14.6%	19.0%	18.2%
Gross margin, adjusted	19.1%	15.1%	19.0%	18.3%

Operating income (loss), as reported	$4,530	$(68,501)	$(62,065)	$(38,825)
Strategic initiatives expenses	—	210	3,138	1,456
TNW restructuring expenses	—	177	—	767
Impairment of goodwill and long-lived assets	—	64,206	61,109	64,206
CEO transition expenses	—	2,259	—	2,259
Reduction-in-force severance expenses	263	1,943	520	1,943
PM restructuring expenses	919	—	15,903	—
Operating income, adjusted	$5,712	$294	$18,605	$31,806

Operating margin, as reported	2.2%	(35.4)%	(8.1)%	(4.6)%
Operating margin, adjusted	2.7%	0.2%	2.4%	3.8%

Earnings (loss) per share, as reported	$0.01	$(4.07)	$(4.24)	$(4.08)
Strategic initiatives expenses	—	0.01	0.18	0.09
TNW restructuring expenses	—	0.01	—	0.04
Impairment of goodwill and long-lived assets	—	3.71	3.52	3.71
CEO transition expenses	—	0.13	—	0.13
Reduction-in-force severance expenses	0.02	0.11	0.03	0.11
PM restructuring expenses	0.05	—	0.92	—
Employee benefit plans settlement expenses	—	(0.03)	0.02	1.46
Gain on sale from a divestiture	—	—	—	(0.08)
Tax effect of above adjustments	(0.01)	(0.04)	(0.45)	(0.66)
Diluted earnings (loss) per share, adjusted	$0.07	$(0.17)	$(0.02)	$0.72

This press release reports adjusted results for the three and twelve months ended December 31, 2020 and 2019, which excludes strategic initiatives expenses, restructuring expenses in the Technical Nonwovens and Performance Materials segments, impairment charges in the Performance Materials segment, corporate office CEO transition expenses, reduction-in-force severance expenses, employee benefit plans settlement expenses, and gain on sale from a divestiture.

CONSOLIDATED AND SEGMENT EBITDA/ADJUSTED EBITDA
In thousands except ratio data
(Unaudited)

The following tables report consolidated and segment earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA for the three and twelve months ended December 31, 2020 and 2019. The Company uses segment operating income (loss) for the purpose of calculating segment EBITDA and adjusted EBITDA. Adjusted EBITDA excludes strategic initiatives expenses, restructuring expenses, non-cash impairment charges, CEO transition expenses, reduction-in-force severance expenses, employee benefit plans settlement expenses, and gain on sale from a divestiture.

	For the Three Months Ended December 31, 2020
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net income						$263
Interest expense						4,109
Income tax benefit						(1,889)
Other expense, net						2,060
Income from equity method investment						(13)
Operating income (loss)	$12,213	$3,041	$(1,388)	$13,866	$(9,336)	$4,530
Depreciation and amortization	5,775	3,358	3,137	12,270	294	12,564
Other expense, net	—	—	—	—	2,060	2,060
Income from equity method investment	—	(13)	—	(13)	—	(13)
EBITDA	$17,988	$6,412	$1,749	$26,149	$(11,102)	$15,047
% of net sales	24.6%	11.8%	2.0%	12.1%		7.2%

Reduction-in-force severance expenses	—	—	263	263	—	263
PM restructuring expenses	673	—	—	673	246	919
Discrete tax adjustment	—	—	—	—	1,439	1,439
EBITDA, adjusted	$18,661	$6,412	$2,012	$27,085	$(9,417)	$17,668
% of net sales	25.5%	11.8%	2.3%	12.6%		8.4%

	For the Three Months Ended December 31, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(70,461)
Employee benefits plans settlement expense						(454)
Interest expense						3,237
Income tax benefit						(897)
Other expense, net						102
Income from equity method investment						(28)
Operating (loss) income	$(65,278)	$3,152	$1,720	$(60,406)	$(8,095)	$(68,501)
Depreciation and amortization	6,329	3,176	2,552	12,057	148	12,205
Employee benefits plans settlement expense	—	—	—	—	(454)	(454)
Other expense, net	—	—	—	—	102	102
Income from equity method investment	—	(28)	—	(28)	—	(28)
EBITDA	$(58,949)	$6,356	$4,272	$(48,321)	$(7,595)	$(55,916)
% of net sales	(105.6)%	11.2%	5.0%	(24.3)%		(28.9)%

Strategic initiatives expenses	$—	$—	$—	$—	$210	$210
TNW restructuring expenses	—	177	—	177	—	177
Impairment of goodwill and long-lived assets	64,206	—	—	64,206	—	64,206
CEO transition expenses	—	—	—	—	2,259	2,259
Reduction-in-force severance expenses	295	253	1,386	1,934	9	1,943
Employee benefit plans settlement income	—	—	—	—	(454)	(454)
EBITDA, adjusted	$5,552	$6,786	$5,658	$17,996	$(5,571)	$12,425
% of net sales	10.0%	12.0%	6.6%	9.1%		6.4%

	For the Twelve Months Ended December 31, 2020
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(73,725)
Employee benefit plans settlement expenses						385
Interest expense						15,979
Income tax benefit						(6,833)
Other expense, net						2,166
Income from equity method investment						(37)
Operating (loss) income	$(46,044)	$18,599	$(871)	$(28,316)	$(33,749)	$(62,065)
Depreciation and amortization (1)	23,830	12,704	11,460	47,994	683	48,677
Employee benefit plans settlement expenses	—	—	—	—	385	385
Other expense, net	—	—	—	—	2,166	2,166
Income from equity method investment	—	(37)	—	(37)	—	(37)
EBITDA	$(22,214)	$31,340	$10,589	$19,715	$(35,617)	$(15,902)
% of net sales	(8.4)%	14.1%	3.6%	2.5%		(2.1)%

Strategic initiatives expenses	$—	$—	$—	$—	$3,138	$3,138
Impairment of goodwill and long-lived assets	61,109	—	—	61,109	—	61,109
Reduction-in-force severance expenses	—	—	520	520	—	520
PM restructuring expenses (1)	15,463	—	—	15,463	440	15,903
Employee benefit plans settlement expenses	—	—	—	—	385	385
Discrete tax adjustment	—	—	—	—	1,439	1,439
EBITDA, adjusted	$54,358	$31,340	$11,109	$96,807	$(30,215)	$66,592
% of net sales	20.5%	14.1%	3.8%	12.4%		8.7%

	For the Twelve Months Ended December 31, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(70,513)
Employee benefit plans settlement expenses						25,247
Interest expense						14,262
Income tax benefit						(6,416)
Other income, net						(1,257)
Income from equity method investment						(148)
Operating (loss) income	$(59,804)	$22,895	$23,590	$(13,319)	$(25,506)	$(38,825)
Depreciation and amortization	25,118	12,702	10,168	47,988	635	48,623
Employee benefit plans settlement expenses	—	—	—	—	25,247	25,247
Other income, net	—	—	—	—	(1,257)	(1,257)
Income from equity method investment	—	(148)	—	(148)	—	(148)
EBITDA	$(34,686)	$35,745	$33,758	$34,817	$(48,861)	$(14,044)
% of net sales	(14.1)%	14.0%	9.3%	4.0%		(1.7)%

Strategic initiatives expenses	$—	$—	$—	$—	$1,456	$1,456
TNW restructuring expenses	—	767	—	767	—	767
Impairment of goodwill and long-lived assets	64,206	—	—	64,206	—	64,206
CEO transition expenses	—	—	—	—	2,259	2,259
Reduction-in-force severance expenses	295	253	1,386	1,934	9	1,943
Employee benefit plans settlement expenses	—	—	—	—	25,247	25,247
Gain on sale from a divestiture	—	—	—	—	(1,459)	(1,459)
EBITDA, adjusted	$29,815	$36,765	$35,144	$101,724	$(21,349)	$80,375
% of net sales	12.1%	14.4%	9.7%	11.8%		9.6%

(1) For purposes of these schedules, the depreciation and amortization expense for the twelve-month period ended December 31, 2020, excludes $5.3 million of accelerated depreciation of property, plant and equipment and other intangible assets in the PM segment since this expense is included in the restructuring expenses of $15.5 million.

Organic Sales
(Unaudited)

	Three Months Ended December 31, 2020
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	31.1%	(4.1)%	2.3%	8.8%
Acquisitions and divestitures	—%	—%	—%	—%
Change in tooling sales	(0.2)%	—%	(6.1)%	(2.8)%
Foreign currency translation	3.0%	2.5%	2.4%	2.7%
Organic sales growth	28.3%	(6.6)%	6.0%	8.9%

	Twelve Months Ended December 31, 2020
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	7.8%	(12.9)%	(18.5)%	(8.8)%
Acquisitions and divestitures	0.3%	(0.1)%	—%	0.1%
Change in tooling sales	—%	—%	(3.6)%	(1.5)%
Foreign currency translation	0.6%	—%	0.6%	0.3%
Organic sales growth	6.9%	(12.8)%	(15.5)%	(7.7)%

This press release provides information regarding organic sales change, defined as net sales change excluding (1) sales from acquired and divested businesses (2) the impact of foreign currency translation and (3) tooling sales. Management believes that the presentation of organic sales change is useful to investors because it enables them to assess, on a consistent basis, sales trends related to the Company selling products to customers, without the impact of foreign currency rate changes that are not under management's control and do not reflect the performance of the Company and management. Tooling sales are excluded because tooling revenue is not generated from selling the Company's products to customers, but rather is reimbursement from our customers for the design and production of tools used by the Company in our manufacturing processes. Tooling sales can be sporadic and may mask underlying business conditions and obscure business trends.